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White River                                                           EXHIBIT 99
Corporation                                                           ----------
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                                              CONTACT: (914) 251 - 0237 Ext. 113


             WHITE RIVER REPORTS APPOINTMENT OF PRESIDENT AND CEO

WHITE PLAINS, New York, January 7, 1998 -- White River Corporation ("White River") announced today that Gordon S. Macklin was elected to the offices of President and Chief Executive Officer of White River, effective as of January 7, 1998. Mr. Macklin currently serves as the Chairman of the Board of Directors of White River, and will continue to serve in said capacity in addition to his new responsibilities as President and Chief Executive Officer.

White River's common stock trades on the Nasdaq National Market tier of the NASDAQ Stock Market under the symbol "WHRC".





                       777 Westchester Avenue, Suite 201
                         White Plains, New York 10604
                           Telephone: (914) 251-0237
                              Fax: (914) 251-0313